Exhibit 99.1

Contact:

Megan Jones

Exact Sciences Corp.

meganjones@exactsciences.com

608-535-8815

For Immediate Release

Exact Sciences to report $265.5-266.5 million in revenue, 168 percent growth for 2017

•                  Preliminary 2017 revenue between $265.5 million and $266.5 million, a year-over-year increase of 168 percent

•                  Approximately 571,000 Cologuard tests completed during 2017, a year-over-year increase of 134 percent

•                  11,000 new providers ordered Cologuard during the fourth quarter of 2017

MADISON, Wis., Jan. 7, 2018 - Exact Sciences Corp. (Nasdaq: EXAS) today announced that the company expects to report revenue between $86.9 million and $87.9 million for the fourth quarter ended Dec. 31, 2017, an increase of 148 percent from the same quarter of 2016. The company completed approximately 176,000 Cologuard tests during the fourth quarter of 2017, 115-percent growth from the same period of 2016.

For the full-year 2017, the company anticipates reporting revenue between $265.5 million and $266.5 million, a year-over-year increase of 168 percent. Completed Cologuard test volume during 2017 was approximately 571,000 tests, a 134-percent increase from 2016.

Nearly 11,000 health care providers ordered Cologuard for the first time during the fourth quarter ended Dec. 31, 2017.  The number of providers who have ordered Cologuard since its launch increased to nearly 102,000 during 2017.

“An increasing number of people are being screened for colon cancer with our accurate, non-invasive test,” said Kevin Conroy, chairman and CEO of Exact Sciences.  “As demand for Cologuard strengthens, we will continue to invest in our team, facilities and infrastructure to support the company’s long-term growth.”

Exact Sciences has not completed preparation of its financial statements for the fourth quarter or full year of 2017.  The revenue ranges presented for Q4 2017 and for the year ended December 31, 2017 are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete our financial results for Q4 2017.  We are in the process of completing our customary year-end close and review procedures as of and for the year ended December 31, 2017, and there can be no assurance that our final results for this period will not differ from these estimates.  During the course of the preparation of our consolidated financial statements and related notes as of and for the year ended December 31, 2017, we or our independent registered public accountants may identify items that could cause our final reported results to be materially different from the preliminary financial estimates presented herein.

Exact Sciences plans to report 2017 financial results and provide revenue and Cologuard test volume guidance on its February 2018 earnings call.

About Cologuard

Cologuard was approved by the FDA in August 2014 and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. Cologuard is included in the American Cancer Society’s (2014) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2016) and National Comprehensive Cancer Network (2016). Cologuard is indicated to screen adults of either sex, 50 years or older, who are at average risk for colorectal cancer. Cologuard is not for everyone and is not a replacement for diagnostic colonoscopy or surveillance colonoscopy in high-risk individuals. False positives and false negatives do occur. Any positive test result should be followed by a diagnostic colonoscopy. Following a negative result, patients should continue participating in a screening program at an interval and with a method appropriate for the individual patient. Cologuard performance when used for repeat testing has not been evaluated or established. For more information about Cologuard, visit www.cologuardtest.com. Rx Only.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on the early detection and prevention of the deadliest forms of cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. For more information, please visit the company’s website at www.exactsciences.com, follow Exact Sciences on Twitter @ExactSciences or find Exact Sciences on Facebook.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales and marketing efforts, expectations concerning payer reimbursement and the anticipated results of our product development efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the willingness of health insurance companies and other payers to cover Cologuard and reimburse us for our performance of the Cologuard test; the amount and nature of competition from other cancer screening products and services; the effects of the adoption, modification or repeal of any healthcare reform law, rule, order, interpretation or policy; the effects of changes in healthcare pricing, coverage and reimbursement; recommendations, guidelines and quality metrics issued by various organizations such as the U.S. Preventive Services Task Force, the American Cancer Society, and the National Committee for Quality Assurance regarding cancer screening or our products and services; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to maintain regulatory approvals and comply with applicable regulations; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Report(s) on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.